UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report) November 21, 2006
CITIZENS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

KENTUCKY	0-20148	61-1187135
(State of incorporation)	(Commission File Number)	(IRS Registrant Identification No.)

12910 SHELBYVILLE ROAD
LOUISVILLE, KENTUCKY 40243
(Address of principal executive offices)

Registrant’s telephone number, including area code: (502) 244-2420

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 21, 2006, the Registrant entered into an Executive Employment Agreement with John D. Cornett whereby Mr. Cornett shall serve as Executive Vice President and Chief Operating Officer of the Registrant and as President and Chief Operating Officer of Citizens Security Life Insurance Company, United Liberty Life Insurance Company, Citizens Insurance Company and Citizens Security Benefit Services, Inc., each a direct or indirect subsidiary of the Registrant, effective January 1, 2007. The agreement will not become effective, however, unless Mr. Cornett’s obligations under his existing employment agreement with American Capitol Insurance Company and any related agreements (excluding continuing confidentiality obligations) are fully and finally terminated prior to January 1, 2007. The agreement terminates on December 31, 2008, with automatic extension for additional successive periods of one (1) year each unless either the Registrant or Mr. Cornett gives at least sixty (60) days prior written notice of termination.

Under the agreement, Mr. Cornett will be paid an annual salary of $195,000 and will receive a one-time guaranteed bonus in the amount of $60,000 (payable on the first regular payday falling next after January 1, 2008) less the amount reimbursed by the Registrant in respect of Mr. Cornett’s expenses in relocating from Houston, Texas to Louisville, Kentucky. Mr. Cornett will also be eligible to participate in bonus plans established by the Registrant for which its senior executives are generally eligible to participate.

If, prior to the expiration of the then-current term, Mr. Cornett resigns for Good Reason or is terminated For Convenience of Registrant, he will receive, at his option but subject to his continued compliance with the non-competition, non-solicitation and non-interference covenants in the agreement, a severance benefit in the amount of one (1) year salary. Mr. Cornett is also entitled to a severance benefit in the amount of three (3) months salary in the event the agreement is terminated by Registrant’s election not to extend the agreement beyond the original or any extended term.

For purposes of Mr. Cornett’s agreement, “Good Reason” means (a) a breach by the Registrant of the agreement which is not cured by the Registrant within ten (10) days after notice of breach by Mr. Cornett; (b) a material reduction in Mr. Cornett’s duties or title; (c) a relocation of Registrant’s offices in and from which Mr. Cornett is expected to work beyond 50 miles from where such offices are currently located; or (d) a Change in Control of Registrant. “For Convenience of Registrant” means a termination of Mr. Cornett’s employment by the Registrant for any reason other than disability or For Cause. “For Cause” means (a) Mr. Cornett’s material breach of the agreement, which breach continues for a period of ten (10) days after notice of breach by the Registrant; (b) Mr. Cornett’s failure to adhere to any written policy of the Registrant if Mr. Cornett has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which reasonable opportunity must be granted during the ten (10) day period preceding termination of the agreement); (c) the failure for more than ten (10) days of the Registrant and Mr. Cornett to agree on acceptable specific limitations on the time Mr. Cornett may devote to prosecution of a certain provisional patent application filed with the United States Patent and Trademark Office and to the commercialization of the business process it describes; (d) the appropriation (or attempted appropriation) of a material business opportunity of the

Registrant or its subsidiaries, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Registrant or its subsidiaries; (e) the misappropriation (or attempted misappropriation) of any of the funds or property of the Registrant or its subsidiaries; or (f) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.  “Change in Control” means (a) any person becomes the beneficial owner, directly or indirectly, of securities of the Registrant representing more than 50% of the total voting power represented by the Registrant’s then outstanding voting securities, excluding Darrell R. Wells, his wife Margaret Ann Wells, and all current or future heirs, successors and affiliates to and of such persons and all trusts or other entities established or maintained for their benefit (collectively, the “Wells Family Interests”), (B) any employee benefit plan or related trust sponsored or maintained by the Registrant, and (C) any corporation or other entity owned, directly or indirectly, by all or substantially all of the shareholders of the Registrant immediately prior to the transaction in substantially the same proportions as their ownership of stock of the Registrant; provided, that, at the time of the acquisition of such beneficial ownership interest, such person’s beneficial ownership interest in the Registrant exceeds that of the Wells Family Interests; (b) the consummation of the sale or disposition by the Registrant of all or substantially all of its assets, other than a sale or disposition that would result in the voting securities of the Registrant outstanding immediately prior thereto continuing to represent more than 50% of the total voting power represented by the voting securities of the acquiring corporation or entity or its parent outstanding immediately after such sale or disposition; or (c) the consummation of a merger or consolidation of the Registrant with any other corporation or entity, other than a merger or consolidation that would result in the voting securities of the Registrant outstanding immediately prior thereto continuing to represent more than 50% of the total voting power represented by the voting securities of the Registrant or such surviving corporation or entity or its parent outstanding immediately after such merger or consolidation.

Under the agreement, if Mr. Cornett’s employment is terminated other than by the Registrant For Cause or by Mr. Cornett by resignation other than for Good Reason, Mr. Cornett will have the option, exercisable for a period of 30 days following termination, to require the Registrant to use its best efforts to arrange for offers to him to purchase for cash all or any portion of his shares of the Registrant’s Class A Stock as designated by him. Such sales would made through one or more privately negotiated transactions with third party purchasers at a price or prices not less than the average of the reported transaction prices per share for the Class A Stock in the preceding 20 trading days on the principal trading market for the Class A Stock (or, if there is no organized trading market for the Class A Stock, at the value per share of the Class A Stock as determined by the most recent annual appraisal obtained by the Registrant). If the Registrant is able to arrange such offers, Mr. Cornett must sell the number of shares he designated at the cash price or prices offered. However, if the Registrant is unable to arrange for an offer or offers within 90 days of receipt of Mr. Cornett’s request, Mr. Cornett may then require that the Registrant exchange the number of shares designated by him into shares of a to-be-created Class B Convertible Preferred Stock (the “Class B Stock”), described below, valued at $100 per share for purposes of such exchange.

In addition, if there is a Change in Control of the Registrant either during Mr. Cornett’s employment period or after Mr. Cornett’s employment is terminated other than by the Registrant

For Cause or by Mr. Cornett by resignation other than for Good Reason (but not later than December 31, 2016), Mr. Cornett will have the option, exercisable for a period of 30 days following such Change in Control, to require the Registrant to use its best efforts to arrange for offers to him to purchase for cash all, but not less than all, of his shares of the Registrant’s Class A Stock. Such sales would made through one or more privately negotiated transactions with third party purchasers at a price or prices not less than the after-tax economic equivalent of the consideration per share received by the persons transferring control of the Registrant. If the Registrant is able to arrange such offers, Mr. Cornett must sell all of his shares at the cash price or prices offered. However, if the Registrant is unable to arrange for an offer or offers within 90 days of receipt of Mr. Cornett’s request, Mr. Cornett may then require that the Registrant exchange all of the shares held by him into shares of Class B Stock valued at $100 per share for purposes of such exchange.

In no event would the Registrant be required to either arrange for offers to purchase or to exchange more than 100,000 shares of Class A Stock held by Mr. Cornett.

The Class B Stock, if and when created, would accrue a 5% cumulative quarterly dividend, payable prior and in preference to any declaration or payment of dividends on the Class A Stock. The Class B Stock would also have a liquidation preference over the Class A Stock equal to the original issuance price per share of the Class B Stock (as adjusted for any stock dividends, combinations or splits) plus all accrued or declared but unpaid dividends on the Class B Stock. The Class B Stock would be redeemable at any time by the Registrant at a price equal to the original issuance price per share (as adjusted for any stock dividends, combinations or splits) plus all declared but unpaid dividends; provided, that Mr. Cornett may elect to convert his shares into Class A Stock and thereby terminate the Registrant’s redemption option. The Class B Stock would be convertible at Mr. Cornett’s option at any time into the number of shares of Class A Stock from which the Class B Stock was originally converted. The Class B Stock would vote together with the Class A Stock on all matters presented to the holders of Class A Stock for a vote, with Mr. Cornett entitled to cast one vote for each share of Class A Stock into which the Class B Stock could then be converted. If shares of Class B Stock are issued upon exchange of Class A Stock by Mr. Cornett, the Registrant may not amend its articles of incorporation or bylaws to change any preferences, limitations or relative rights of the Class B Stock without Mr. Cornett’s consent.

The agreement includes confidentiality, non-competition, non-solicitation and non-interference covenants by Mr. Cornett.

A copy of Mr. Cornett’s employment agreement (excluding attachments) is attached hereto as Exhibit 10.35, and is incorporated by reference herein. The preceding summary of the agreement is qualified in its entirety by reference to Exhibit 10.35.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)     On November 21, 2006, the Registrant agreed to appoint John D. Cornett as Executive Vice President and Chief Operating Officer of the Registrant and as President and Chief Operating Officer of Citizens Security Life Insurance Company, United Liberty Life Insurance Company, Citizens Insurance Company and Citizens Security Benefit Services, Inc., each a direct or indirect subsidiary of the Registrant, effective January 1, 2007.

Mr. Cornett, age 48, is currently employed as Executive Vice President, Treasurer and Assistant Secretary of Acap Corporation and also serves as a director and officer of its subsidiaries American Capitol Insurance Company and Texas Imperial Life Insurance Company. Mr. Cornett’s employment with (and, as applicable, service as a director of) each of Acap Corporation, American Capitol Insurance Company and Texas Imperial Life Insurance Company must be terminated prior to and as a condition of Mr. Cornett’s employment with the Registrant and its subsidiaries.

Mr. Cornett received a Bachelor of Business Administration in Accounting from the University of Houston.

See the disclosures under Item 1.01 above for the material terms of Mr. Cornett’s employment agreement.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.35  Executive Employment Agreement dated as of November 21, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citizens Financial Corporation Registrant

Date: November 21, 2006	By:	/s/ Len E. Schweitzer
Len E. Schweitzer
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.35	Executive Employment Agreement dated as of November 21, 2006.